UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest Event
Reported): March 30, 2006
CHL Mortgage Pass-Through Trust 2006-8
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-131662-02
CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-131662
Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the
depositor)

4500 Park Granada
Calabasas, California	91302

(Address of Principal	(Zip Code)
Executive Offices of the depositor)
The depositor’s telephone number, including area code (818) 225-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Section 8       Other Events
Item 8.01.       Other Events.
               On March 30, 2006, CWMBS, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans Inc., as a seller (“CHL”), Park Granada LLC, as a seller (“Park Granada”), Park Monaco, Inc., as a seller (“Park Monaco”), Park Sienna LLC, as a seller (“Park Sienna” and, together with CHL, Park Granada and Park Monaco, the “Sellers”), Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the CHL Mortgage Pass-Through Trust 2006-8, Mortgage Pass-Through Certificates, Series 2006-8. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.
Section 9   —   Financial Statements and Exhibits
Item 9.01.         Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.
99.1.	Pooling and Servicing Agreement, dated as of March 1, 2006, by and among the Company, the Sellers, the Master Servicer and the Trustee.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC.

	By:	/s/ Darren Bigby

Darren Bigby
Vice President
Dated: April 14, 2006

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Exhibit Index

Exhibit		Page
99.1.	Pooling and Servicing Agreement, dated as of March 1, 2006, by and among, the Company, the Sellers, the Master Servicer and the Trustee.	5

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